Exhibit 6(b)
GENERAL DISTRIBUTION AGREEMENT
between
FIDELITY MUNICIPAL TRUST:
FIDELITY AGGRESSIVE TAX-FREE PORTFOLIO
and
FIDELITY DISTRIBUTORS CORPORATION
 Required authorizations and approvals having been obtained, Fidelity Municipal Trust, a Massachusetts business trust which may issue one or more series of beneficial interest ("Issuer"), with respect to shares of Fidelity Aggressive Tax-Free Portfolio, a series of the Issuer, and Fidelity Distributors Corporation, a Massachusetts corporation having its principal place of business in Boston, Massachusetts ("Distributors"), hereby consent pursuant to the existing General Distribution Agreement dated June 1, 1986, to an amendment in its entirety of said Agreement as of April 1, 1987, as set forth below.
 In consideration of the mutual promises and undertakings herein contained, the parties agree as follows:
1. Sale of Shares - The Issuer grants to the Distributor the right to sell shares on behalf of the Issuer during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), and of the laws governing the sale of securities in the various states ("Blue Sky Laws") under the following terms and conditions: Distributors (i) shall have the right to sell, as agent on behalf of the Issuer, shares authorized for issue and registered under the 1933 Act, and (ii) may sell shares under offers of exchange, if available, between and among the funds advised by Fidelity Management & Research Company ("FMR").
2. Sale of Shares by the Issuer - The rights granted to the Distributor shall be nonexclusive in that the Issuer reserves the right to sell its shares to investors on applications received and accepted by the Issuer. Further, the Issuer reserves the right to issue shares in connection with the merger or consolidation, or acquisition by the Issuer through purchase or otherwise, with any other investment company, trust, or personal holding company.
3. Shares Covered by this Agreement - This Agreement shall apply to unissued shares of the Issuer, shares of the Issuer held in its treasury in the event that in the discretion of the Issuer treasury shares shall be sold, and shares of the Issuer repurchased for resale.
4. Public Offering Price - Except as otherwise noted in the Issuer's current Prospectus and/or Statement of Additional Information, all shares sold to investors by the Distributor or the Issuer will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per share, as determined in the manner described in the Issuer's current Prospectus and/or Statement of Additional Information, plus a sales charge (if any) described in the Issuer's current Prospectus and/or Statement of Additional Information.
The Issuer shall in all cases receive the net asset value per share on all sales. If a sales charge is in effect, the Distributor shall have the right subject to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to Section 22 of the Investment Company Act of 1940 to pay a portion of the sales charge to dealers who have sold shares of the Issuer. If a fee in connection with shareholder redemptions is in effect, the Issuer shall collect the fee on behalf of Distributors and, unless otherwise agreed upon by the Issuer and Distributors, Distributors shall be entitled to receive all of such fees.
5. Suspension of Sales - If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for shares shall be processed by the Distributor except such unconditional orders as may have been placed with the Distributor before it had knowledge of the suspension. In addition, the Issuer reserves the right to suspend sales and Distributors' authority to process orders for shares on behalf of the Issuer if, in the judgment of the Issuer, it is in the best interests of the Issuer to do so. Suspension will continue for such period as may be determined by the Issuer.
6. Solicitation of Sales - In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for shares of the Issuer. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. This does not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction in which it is not now registered or to maintain its registration in any jurisdiction in which it is now registered. If a sales charge is in effect, the Distributor shall have the right to enter into sales agreements with dealers of its choice for the sale of shares of the Issuer to the public at the public offering price only and fix in such agreements the portion of the sales charge which may be retained by dealers, provided that the Issuer shall approve the form of the dealer agreement and the dealer discounts set forth therein and shall evidence such approval by filing said form of dealer agreement and amendments thereto as an exhibit to its currently effective Registration Statement under the 1933 Act.
7. Authorized Representations - The Distributor is not authorized by the Issuer to give any information or to make any representations other than those contained in the appropriate registration statements or Prospectuses and Statements of Additional Information filed with the Securities and Exchange Commission under the 1933 Act (as these registration statements, Prospectuses and Statements of Additional Information may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Issuer for Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing sales literature or other material as it may deem appropriate.
8. Portfolio Securities - Portfolio securities of the Issuer may be bought or sold by or through the Distributor, and the Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of the Issuer. However, all sums of money received by the Distributor as a result of such purchases and sales or as a result of such participation must, after reimbursement of actual expenses of the Distributor in connection with such activity, be paid over by the Distributor for the benefit of the Issuer.
9. Registration of Shares - The Issuer agrees that it will take all action necessary to register shares under the 1933 Act (subject to the necessary approval of its shareholders) so that there will be available for sale the number of shares the Distributor may reasonably be expected to sell. The Issuer shall make available to the Distributor such number of copies of its currently effective Prospectus and Statement of Additional Information as the Distributor may reasonably request. The Issuer shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Issuer.
10. Expenses - The Issuer shall pay all fees and expenses (a) in connection with the preparation, setting in type and filing of any registration statement, Prospectus and Statement of Additional Information under the 1933 Act and amendments for the issue of its shares, (b) in connection with the registration and qualification of shares for sale in the various states in which the Board of Trustees of the Issuer shall determine it advisable to qualify such shares for sale (including registering the Issuer as a broker or dealer or any officer of the Issuer as agent or salesman in any state), (c) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Issuer in their capacity as such, and (d) of preparing, setting in type, printing and mailing Prospectuses, Statements of Additional Information and any supplements thereto sent to existing shareholders.
 As provided in the Distribution and Service Plan adopted by the Issuer, it is recognized by the Issuer that FMR may reimburse Distributors for any direct expenses incurred in the distribution of shares of the Issuer from any source available to it, including advisory and service or management fees paid to it by the Issuer.
11. Indemnification - The Issuer agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the ground that the registration statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Issuer (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Issuer does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Issuer by or on behalf of the Distributor. In no case (i) is the indemnity of the Issuer in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Issuer or its security holders to which the Distributor or such person would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Issuer to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Issuer in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent). However, failure to notify the Issuer of any claim shall not relieve the Issuer from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Issuer shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Issuer elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or person or persons, defendant or defendants in the suit. In the event the Issuer elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Issuer does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Issuer agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of the shares.
 The Distributor also covenants and agrees that it will indemnify and hold harmless the Issuer and each of its Board members and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the registration statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Issuer (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Issuer by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Issuer or any person indemnified to be deemed to protect the Issuer or any person against any liability to which the Issuer or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or
(ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Issuer or any person indemnified unless the Issuer or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Issuer or any such person (or after the Issuer or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Issuer or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Issuer, to its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Issuer or controlling persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Issuer, officers and Board or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Issuer promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.
12. Effective Date - This agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force until January 31, 1988 and thereafter from year to year, provided continuance is approved annually by the vote of a majority of the Board members of the Issuer, and by the vote of those Board members of the Issuer who are not "interested persons" of the Issuer and, if a plan under Rule 12b-1 under the Investment Company Act of 1940 is in effect, by the vote of those Board members of the Issuer who are not "interested persons" of the Issuer and who are not parties to the Distribution and Service Plan or this Agreement and have no financial interest in the operation of the Distribution and Service Plan or in any agreements related to the Distribution and Service Plan, cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms "assignment" and "interested persons" shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated by either party upon not less than sixty days' prior written notice to the other party.
13. Notice - Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Issuer, at 82 Devonshire Street, Boston, Massachusetts, and if to the Distributor, at 82 Devonshire Street, Boston, Massachusetts.
14. Limitation of Liability - the Distributor is expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust or other organizational document of the Issuer and agrees that the obligations assumed by the Issuer under this contract shall be limited in all cases to the Issuer and its assets. The Distributor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Issuer. Nor shall the Distributor seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Issuer. The Distributor understands that the rights and obligations of each series of shares of the Issuer under the Issuer's Declaration of Trust or other organizational document are separate and distinct from those of any and all other series.
 IN WITNESS WHEREOF, the Issuer has executed this instrument in its name and behalf, and its seal affixed, by one of its officers duly authorized, and the Distributor has executed this instrument in its name and behalf and its corporate seal affixed, by one of its officers duly authorized, as of the day and year first above written.
      FIDELITY MUNICIPAL TRUST:
      FIDELITY AGGRESSIVE TAX-FREE PORTFOLIO
Attest:/s/ Arthur S. Loring_____________ By:/s/ J. Gary Burkhead___________________
 Arthur S. Loring          J. Gary Burkhead
 Secretary
                                                           FIDELITY
DISTRIBUTORS CORPORATION
Attest:/s/ Arthur S. Loring_____________ By:/s/ John F.
O'Brien__________________
 Arthur S. Loring          John F. O'Brien